SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 14, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    Asset-Backed Certificates, Series 2002-1
                               ----------------


--------------------------
The Class A Certificates
represent obligations of
the trust only and do not    The Class A Certificates
represent an interest in
or obligation of CWABS,      o This supplement relates to the offering of the
Inc., Countrywide Home         Class A Certificates of the series referenced
Loans, Inc., Countrywide       above. This supplement does not contain
Home Loans Servicing LP        complete information about the offering of the
or any of their                Class A Certificates. Additional information is
affiliates.                    contained in the prospectus supplement dated
                               March 14, 2002, prepared in connection with the
This supplement may be         offering of the offered Certificates of the
used to offer and sell         series referenced above and in the prospectus
the offered Certificates       of the depositor dated December 14, 2001. You
only if accompanied by         are urged to read this supplement, the
the prospectus supplement      prospectus supplement and the prospectus in
and the prospectus.            full.

--------------------------   o As of March 25, 2004, the certificate principal
                               balance of the Class A Certificates was
                               $133,521,383.





Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 26, 2004

                               THE MORTGAGE POOL

     As of March 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 1,236 Mortgage Loans having an aggregate Stated Principal Balance of approximately $165,721,383

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                     As of March 1, 2004
                                          -------------------------------------



Total Number of Mortgage Loans.................................................      1,236
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          4.85%
         60-89 days............................................................          1.13%
         90 days or more (excluding pending foreclosures)......................          1.21%
                                                                                         -----
         Total Delinquencies...................................................          7.19%
                                                                                         =====
Foreclosures Pending...........................................................          4.37%
                                                                                         -----
Total Delinquencies and foreclosures pending...................................         11.56%
                                                                                        ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.



     Twenty One (21) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                           Delinquency and Foreclosure Experience
                                          ---------------------------------------------------------------------
                                               As of December 31, 2000               As of December 31, 2001
                                          ---------------------------------     -------------------------------
                                          Principal Balance      Percentage     Principal Balance    Percentage
                                          ------------------    -----------     ------------------   ----------
Total Portfolio                             $7,867,335,642.62     100.00%         $9,081,242,926.99  100.00%
Delinquency Percentage
30-59 Days                                    $617,079,497.93       7.84%           $806,843,594.55  8.88%
60-89 Days                                     209,082,975.61       2.66%            255,443,513.99  2.81%
90+ Days                                        87,295,342.66       1.11%            103,605,792.49  1.14%
                                           ------------------    ----------      ------------------  ----------
Sub-Total                                     $913,457,816.20      11.61%         $1,165,892,900.03  12.84%
                                           ------------------    ----------      ------------------  ----------
Foreclosure Rate                              $231,465,019.95       2.94%           $356,652,093.38  3.93%
Bankruptcy Rate                               $109,183,964.35       1.39%           $232,679,880.26  2.56%

                                                           Delinquency and Foreclosure Experience
                                          ---------------------------------------------------------------------
                                               As of December 31, 2002              As of December 31, 2003
                                          ---------------------------------     -------------------------------
                                          Principal Balance      Percentage     Principal Balance    Percentage
                                          ------------------    -----------     ------------------   ----------
Total Portfolio                            $10,499,524,957.75     100.00%        $20,666,799,653.23  100.00%
Delinquency Percentage
30-59 Days                                    $776,262,182.66       7.39%          1,237,075,952.99       5.99%
60-89 Days                                     272,447,833.46       2.59%            369,166,558.52       1.79%
90+ Days                                      $112,192,108.56       1.07%            101,415,871.40        .49%
                                           ------------------    ----------      ------------------  ----------
Sub-Total                                   $1,160,902,124.68      11.06%         $1,707,668,382.91       8.26%
                                           ------------------    ----------      ------------------  ----------
Foreclosure Rate                              $277,872,737.06       2.65%            322,168,334.41       1.56%
Bankruptcy Rate                               $293,013,840.50       2.79%            305,504,468.46       1.48%




     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of March 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was $133,521,383 evidencing a beneficial ownership interest of approximately 80.57% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $32,200,000 and evidenced in the aggregate a beneficial ownership interest of approximately 19.43% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The March 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.28% per annum, and the level of One-Month LIBOR remains constant at 1.10% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is April 26, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.



                        Percent of Certificate Principal
                              Balance Outstanding

Adjustable Rate Mortgage Loans              0%     80%     100%    150%    200%
                                            --     ---     ----    ----    ----
(Percentages of the Prepayment Model)
            Distribution Date
Initial Percent..................          100%    100%    100%    100%    100%
April 25, 2005...................           99      74      68      53      36
April 25, 2006...................           99      65      57      39      24
April 25, 2007...................           99      51      41      23      12
April 25, 2008...................           99      39      30      14      6
April 25, 2009...................           99      31      22      9       3
April 25, 2010...................           98      24      16      5       1
April 25, 2011...................           95      19      12      3       1
April 25, 2012...................           93      14      8       2       0
April 25, 2013...................           91      11      6       1       0
April 25, 2014...................           88      9       4       1       0
April 25, 2015...................           85      7       3       0       0
April 25, 2016...................           82      5       2       0       0
April 25, 2017...................           76      4       2       0       0
April 25, 2018...................           73      3       1       0       0
April 25, 2019...................           70      2       1       0       0
April 25, 2020...................           67      2       1       0       0
April 25, 2021...................           63      1       0       0       0
April 25, 2022...................           59      1       0       0       0
April 25, 2023...................           55      1       0       0       0
April 25, 2024...................           50      1       0       0       0
April 25, 2025...................           45      0       0       0       0
April 25, 2026...................           40      0       0       0       0
April 25, 2027...................           34      0       0       0       0
April 25, 2028...................           27      0       0       0       0
April 25, 2029...................           20      0       0       0       0
April 25, 2030...................           13      0       0       0       0
April 25, 2031...................            4      0       0       0       0
April 25, 2032...................            0      0       0       0       0
Weighted Average Life (years)(2).          18.8    4.2     3.3     2.0     1.3
Weighted Average Life (years)(1)(2)        18.2    3.0     2.3     1.4     0.9

--------------------------
(1) Determined as specified under "Weighted Average Lives of the Offered
Certificates" in the Prospectus Supplement.
(2) To the Optional Termination Date


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the condition for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool                                                                    Range
(As of the Reference Date)                                                                           -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics
Total Number of Loans                                                              1,920
Aggregate Principal Balance                                                 $296,848,421
Average Principal Balance                                                       $154,609     $9,656    to   $679,540
Weighted Average Mortgage Rate                                                     8.39%      5.99%    to      17.50%
Weighted Average Original Term to Maturity (months)                                  346        120    to        360
Weighted Average Scheduled Remaining Term to Maturity (months)                       329        101    to        346
Weighted Average Loan-to-Value Ratio                                              80.00%      0.70%    to     100.00%
Weighted Average FICO Credit Score                                                  606
Percentage of Pool Secured by 1st Liens                                           96.81%
Percentage of Pool Secured by 2nd Liens                                            3.19%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                      6.67%      2.75%    to      11.70%
Weighted Average Maximum Mortgage Rate                                            14.86%     10.25%    to      23.63%
Weighted Average Minimum Mortgage Rate                                             8.15%      4.25%    to      16.25%



Mortgage Loan Programs

                                     Number of             Aggregate    Percentage of
Loan Programs                   Mortgage Loans     Principal Balance       Loan Group
-------------------------------------------------------------------------------------
Six-Month LIBOR                             76            $5,150,705           1.74%
2/28 Six-Month LIBOR                       405            92,020,987          31.00
3/12 Six-Month LIBOR                         1                23,024           0.01
3/27 Six-Month LIBOR                       297            54,283,256          18.29
FIXED 10 Year                                2                89,762           0.03
FIXED 15 Year - Credit Comeback             11               444,437           0.15
FIXED 15 Year                              103             7,440,329           2.51
FIXED 20 Year                               13               897,060           0.30
FIXED 25 Year                                3               499,136           0.17
FIXED 30 Year - Credit Comeback             18             3,320,398           1.12
FIXED 30 Year                              673           119,059,103          40.11
FIXED 10 Year - 2nd Lien                     8               144,454           0.05
FIXED 15 Year - 2nd Lien                   170             5,223,660           1.76
FIXED 20 Year - 2nd Lien                    21               779,595           0.26
FIXED 30/15 Balloon                         35             4,159,254           1.40
FIXED 30/15 Balloon - 2nd Lien              84             3,313,259           1.12
-------------------------------------------------------------------------------------
Total                                    1,920          $296,848,421         100.00%
-------------------------------------------------------------------------------------




Current Mortgage Loan Principal Balances

Range of Mortgage Loan           Number of            Aggregate   Percentage of
Principal Balances ($)      Mortgage Loans    Principal Balance      Loan Group
---------------------------------------------------------------------------------
$ 0.01 to $25,000                     156            $2,976,010           1.00 %
$ 25,000.01 to $50,000                384            14,470,315           4.87
$ 50,000.01 to $75,000                313            19,361,209           6.52
$ 75,000.01 to $100,000               208            17,850,687           6.01
$100,000.01 to $150,000               214            25,773,951           8.68
$150,000.01 to $200,000                70            12,014,301           4.05
$200,000.01 to $250,000                37             8,028,274           2.70
$250,000.01 to $300,000                30             8,435,352           2.84
$300,000.01 to $350,000               252            81,600,346          27.49
$350,000.01 to $400,000               146            54,626,468          18.40
$400,000.01 to $450,000                49            20,871,738           7.03
$450,000.01 to $500,000                44            21,108,275           7.11
$500,000.01 to $550,000                 6             3,171,781           1.07
$550,000.01 to $600,000                 8             4,595,214           1.55
$600,000.01 to $650,000                 2             1,284,959           0.43
$650,000.01 to $700,000                 1               679,540           0.23
--------------------------------------------------------------------------------
Total                               1,920          $296,848,421          100.00 %
--------------------------------------------------------------------------------



Current Mortgage Rates


Range of Current Mortgage         Number of                 Aggregate   Percentage of
Rates (%)                    Mortgage Loans         Principal Balance      Loan Group
-------------------------------------------------------------------------------------
5.501 - 6.000                             2              $829,849           0.28%
6.001 - 6.500                             6             2,093,998           0.71
6.501 - 7.000                            72            24,726,006           8.33
7.001 - 7.500                           152            49,903,535          16.81
7.501 - 8.000                           290            77,790,769          26.21
8.001 - 8.500                           214            42,026,959          14.16
8.501 - 9.000                           271            38,242,589          12.88
9.001 - 9.500                           177            18,530,223           6.24
9.501 - 10.000                          197            17,528,166           5.90
10.001 - 10.500                         100             6,777,342           2.28
10.501 - 11.000                          79             5,159,099           1.74
11.001 - 11.500                          44             2,035,805           0.69
11.501 - 12.000                          65             2,463,808           0.83
12.001 - 12.500                          36             1,266,134           0.43
12.501 - 13.000                         102             3,853,869           1.30
13.001 - 13.500                          32             1,033,359           0.35
13.501 - 14.000                          40             1,262,048           0.43
14.001 - 14.500                          10               409,386           0.14
14.501 - 15.000                           6               229,277           0.08
15.001 - 15.500                           9               213,622           0.07
15.501 - 16.000                           3                77,403           0.03
16.001 - 16.500                           8               239,301           0.08
16.501 - 17.000                           3                93,731           0.03
17.001 - 17.500                           2                62,142           0.02
----------------------------------------------------------------------------------
Total                                 1,920          $296,848,421         100.00%
----------------------------------------------------------------------------------



Remaining Term to Maturity


Range of Remaining Term         Number of               Aggregate      Percentage of
to Maturity (Months)       Mortgage Loans       Principal Balance         Loan Group
--------------------------------------------------------------------------------------
1 - 120                                11                $255,934            0.09 %
121 - 180                             404              20,603,963            6.94
181 - 300                              82               4,188,224            1.41
301 - 360                           1,423             271,800,300           91.56
--------------------------------------------------------------------------------------
Total                               1,920            $296,848,421          100.00%
--------------------------------------------------------------------------------------


Original Loan-to-Value Ratios





Range of Original                 Number of             Aggregate       Percentage of
Loan-to-Value Ratios         Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
50.00 or Less                            81            $6,442,443              2.17 %
50.01-55.00                              33             2,695,698              0.91
55.01-60.00                              45             6,718,873              2.26
60.01-65.00                              87            12,941,375              4.36
65.01-70.00                             129            21,643,653              7.29
70.01-75.00                             200            33,429,432             11.26
75.01-80.00                             420            81,477,185             27.45
80.01-85.00                             305            47,333,274             15.95
85.01-90.00                             330            61,035,967             20.56
90.01-95.00                              80            12,783,243              4.31
95.01-100.00                            210            10,347,276              3.49
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------



State Distribution of Mortgaged Properties



                                  Number of             Aggregate       Percentage of
State                        Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
Alabama                                  11              $465,784              0.16 %
Alaska                                    1                57,389              0.02
Arizona                                  61             7,309,104              2.46
Arkansas                                  9               429,247              0.14
California                              434           120,863,635             40.72
Colorado                                 43             9,296,716              3.13
Connecticut                              19             4,057,275              1.37
Delaware                                  3               498,181              0.17
District of Columbia                      2               791,958              0.27
Florida                                 103            10,199,951              3.44
Georgia                                  94            11,519,328              3.88
Hawaii                                    3               168,621              0.06
Idaho                                     9               930,222              0.31
Illinois                                 56             7,309,578              2.46
Indiana                                  51             3,270,137              1.10
Iowa                                      4               155,532              0.05
Kansas                                    6               680,577              0.23
Kentucky                                 23             1,733,073              0.58
Louisiana                                27             2,759,508              0.93
Maine                                     1                59,504              0.02
Maryland                                 28             6,166,704              2.08
Massachussetts                           28             3,569,009              1.20






Michigan                                 76             8,328,823              2.81
Minnesota                                22             2,688,444              0.91
Mississippi                              16               793,982              0.27
Missouri                                 39             2,770,727              0.93
Montana                                   3               294,445              0.10
Nebraska                                  5               484,411              0.16
Nevada                                   22             2,831,531              0.95
New Hampshire                             5               676,821              0.23
New Jersey                               33             6,249,953              2.11
New Mexico                                5             1,026,397              0.35
New York                                 50            10,287,003              3.47
North Carolina                           78             8,835,385              2.98
North Dakota                              1                43,610              0.01
Ohio                                    107             7,990,754              2.69
Oklahoma                                 23               973,137              0.33
Oregon                                   35             4,946,158              1.67
Pennsylvania                             81             7,997,823              2.69
Rhode Island                              3               327,666              0.11
South Carolina                           36             3,616,785              1.22
South Dakota                              2                63,385              0.02
Tennessee                                44             3,049,569              1.03
Texas                                    62             8,970,713              3.02
Utah                                     21             1,975,079              0.67
Virginia                                 37             5,823,353              1.96
Washington                               64            11,321,229              3.81
West Virginia                             9               601,314              0.20
Wisconsin                                22             1,412,878              0.48
Wyoming                                   3               176,011              0.06
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------






FICO Credit Scores

                                  Number of             Aggregate       Percentage of
Range of FICO Credit Scores  Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
781 - 800                                 3              $427,292              0.14 %
761 - 780                                 2               498,818              0.17
741 - 760                                10             2,118,010              0.71
721 - 740                                16             1,803,955              0.61
701 - 720                                27             3,697,940              1.25
681 - 700                                50             9,537,441              3.21
661 - 680                                99            15,508,489              5.22
641 - 660                               175            28,304,900              9.54
621 - 640                               264            45,749,950             15.41
601 - 620                               299            51,523,890             17.36
581 - 600                               286            47,495,952             16.00
561 - 580                               257            40,153,831             13.53
541 - 560                               203            24,965,306              8.41
521 - 540                               122            14,648,798              4.93
501 - 520                                60             6,650,888              2.24
500 or Less                              23             2,244,859              0.76
Missing                                  24             1,518,100              0.51
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------



Types of Mortgaged Properties


                                  Number of             Aggregate       Percentage of
Property Types               Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
Single Family Residence               1,509          $231,072,595             77.84 %
Planned Unit Development                167            39,527,326             13.32
Manufactured Housing (1)                135            10,377,417             3.50
Low-Rise Condominium                     60             8,933,332             3.01
2-4 Family Residence                     47             6,237,811             2.10
High-Rise Condominium                     2               699,939             0.24
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------

(1) Treated as real property






Purpose of Mortgage Loans



                                  Number of             Aggregate       Percentage of
Loan Purpose                 Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
Refinance (Cash-Out)                  1,120          $187,836,599             63.28 %
Purchase                                566            74,250,927             25.01
Refinance (Rate-Term)                   234            34,760,895             11.71
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------




Occupancy Types of the Mortgage Loans

                                  Number of             Aggregate       Percentage of
Occupancy Type               Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
Primary Residence                     1,844          $288,852,848             97.31 %
Investment Property                      74             7,579,976              2.55
Secondary Residence                       2               415,596              0.14
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------


Documentation Programs for the Mortgage Loans

                                  Number of             Aggregate       Percentage of
Document Type                Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
Full                                  1,736          $258,776,140             87.17 %
Stated Income                           151            32,187,857             10.84
Simple                                   33             5,884,423              1.98
-------------------------------------------------------------------------------------
Total                                 1,920          $296,848,421            100.00 %
-------------------------------------------------------------------------------------






                                     Adjustable Rate Mortgage Loans


Gross Margin

Range of Gross                    Number of             Aggregate       Percentage of
Margins (%)                  Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
2.001 - 3.000                             1              $341,134              0.23 %
3.001 - 4.000                             1               303,096              0.20
4.001 - 5.000                            38             9,320,395              6.15
5.001 - 6.000                           160            41,785,526             27.59
6.001 - 7.000                           261            57,589,352             38.02
7.001 - 8.000                           146            22,027,561             14.54
8.001 - 9.000                            94            11,674,750              7.71
9.001 - 10.000                           57             6,149,115              4.06
10.001 - 11.000                          17             1,964,829              1.30
11.001 - 12.000                           4               322,216              0.21
-------------------------------------------------------------------------------------
Total                                   779          $151,477,972            100.00 %
-------------------------------------------------------------------------------------



Subsequent Adjustment Date

Subsequent Adjustment             Number of             Aggregate       Percentage of
Date                         Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
June-03                                   2              $151,828              0.10 %
July-03                                  11               929,322              0.61
August-03                                28             2,424,478              1.60
September-03                             10               526,387              0.35
October-03                               20             1,532,153              1.01
November-03                              56             7,488,958              4.94
December-03                              55            11,176,538              7.38
January-04                              102            22,584,596             14.91
February-04                              85            21,877,068             14.44
March-04                                 64            14,633,197              9.66
April-04                                 49            13,944,305              9.21
June-04                                   3               180,361              0.12
July-04                                  18             1,709,891              1.13
August-04                                30             3,610,453              2.38
September-04                             13             2,037,949              1.35
October-04                                6               902,321              0.60
November-04                              44             4,810,175              3.18
December-04                              43             6,460,607              4.27
January-05                               49            12,806,409              8.45
February-05                              32             7,669,757              5.06
March-05                                 27             6,417,171              4.24
April-05                                 32             7,604,048              5.02
-------------------------------------------------------------------------------------
Total                                   779          $151,477,972           100.00 %
-------------------------------------------------------------------------------------







                                        Adjustable Rate Mortgage Loans


Range of Months to Adjustment Date

Range of Months                   Number of             Aggregate       Percentage of
to Adjustment Date           Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
0 - 6                                   167           $21,964,533               14.50%
7 - 12                                  316            75,346,811               49.74
13 - 18                                 126            15,851,446               10.46
19 - 24                                 170            38,315,182               25.29
-------------------------------------------------------------------------------------
Total                                   779          $151,477,972              100.00%
-------------------------------------------------------------------------------------





Maximum Mortgage Rates

Range of Maximum                  Number of             Aggregate       Percentage of
Mortgage Rates (%)           Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
10.001 - 10.500                           1              $316,104              0.21 %
11.501 - 12.000                           2               782,171              0.52
12.001 - 12.500                           6             1,704,411              1.13
12.501 - 13.000                          16             4,223,964              2.79
13.001 - 13.500                          30             7,246,100              4.78
13.501 - 14.000                          82            21,194,282             13.99
14.001 - 14.500                         115            27,200,353             17.96
14.501 - 15.000                         144            33,808,851             22.32
15.001 - 15.500                          93            19,502,670             12.87
15.501 - 16.000                         115            18,900,030             12.48
16.001 - 16.500                          48             5,130,178              3.39
16.501 - 17.000                          48             5,117,005              3.38
17.000 - 17.500                          28             2,511,841              1.66
17.501 - 18.000                          18             1,911,477              1.26
18.001 - 18.500                           9               487,310              0.32
18.501 - 19.000                          13               837,276              0.55
19.001 - 19.500                           5               206,800              0.14
19.501 - 20.000                           2               119,870              0.08
20.001 or greater                         4               277,279              0.18
-------------------------------------------------------------------------------------
Total                                   779          $151,477,972            100.00 %
-------------------------------------------------------------------------------------






                                     Adjustable Rate Mortgage Loans

Initial Periodic Rate Cap

Initial Periodic Rate             Number of             Aggregate       Percentage of
Cap (%)                      Mortgage Loans     Principal Balance          Loan Group
-------------------------------------------------------------------------------------
1.00                                      9              $905,857              0.60 %
1.50                                    335            79,694,408             52.61
2.00                                     13             2,391,279              1.58
3.00                                    421            68,148,172             44.99
7.00                                      1               338,257              0.22
-------------------------------------------------------------------------------------
Total                                   779          $151,477,972            100.00 %
-------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap

Subsequent Periodic               Number of              Aggregate      Percentage of
Rate Cap (%)                 Mortgage Loans      Principal Balance         Loan Group
-------------------------------------------------------------------------------------
1.00                                    318            $43,991,385            29.04 %
1.50                                    457            107,053,581            70.67
2.00                                      2                200,544             0.13
3.00                                      2                232,462             0.15
-------------------------------------------------------------------------------------
Total                                   779           $151,477,972           100.00 %
-------------------------------------------------------------------------------------



Minimum Mortgage Rates

Range of Minimum Mortgage         Number of              Aggregate      Percentage of
Rates (%)                    Mortgage Loans      Principal Balance         Loan Group
-------------------------------------------------------------------------------------
5.000 or Less                            18             $2,553,416             1.69 %
5.001 - 6.000                            19              2,507,215             1.66
6.001 - 7.000                            62             17,317,501            11.43
7.001 - 8.000                           195             57,838,171            38.18
8.001 - 9.000                           229             44,089,097            29.11
9.001 - 10.000                          161             19,255,123            12.71
10.001 - 11.000                          61              5,934,522             3.92
11.001 - 12.000                          20              1,159,969             0.77
12.001 - 13.000                          10                545,679             0.36
13.001 - 14.000                           2                 70,459             0.05
14.001 - 15.000                           1                156,206             0.10
16.001 - 17.000                           1                 50,614             0.03
-------------------------------------------------------------------------------------
Total                                   779           $151,477,972           100.00 %
-------------------------------------------------------------------------------------

                                  EXHIBIT 2




        THE                                                                                            Distribution Date: 3/25/04
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1



                                          Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                    Certificate                         Pass
                      Class            Rate            Beginning       Through       Principal        Interest          Total
Class    Cusip     Description         Type             Balance        Rate (%)    Distribution     Distribution    Distribution
----------------------------------------------------------------------------------------------------------------------------------

 A     126671PE0      Senior        Var-Act/360     149,064,272.39     1.370000    15,542,889.42     164,508.99     15,707,398.41
AIO    126671PF7     Strip IO       Var-30/360      181,264,272.39     5.361713             0.00     809,906.23        809,906.23
AR     126671PL4      Senior        Var-Act/360               0.00     1.370000             0.00           0.00              0.00

----------------------------------------------------------------------------------------------------------------------------------

M1     126671PG5     Mezzanine      Var-Act/360     8,510,000.00       1.770000             0.00      12,133.84         12,133.84
M2     126671PH3     Mezzanine      Var-Act/360     8,050,000.00       2.190000             0.00      14,201.54         14,201.54
B1     126671PJ9      Junior        Var-Act/360     6,900,000.00       2.740000             0.00      15,229.83         15,229.83
B2     126671PK6      Junior        Var-Act/360     8,740,000.00       3.190000             0.00      22,459.37         22,459.37

----------------------------------------------------------------------------------------------------------------------------------

Totals                                            181,264,272.39                   15,542,889.42   1,038,439.80     16,581,329.22

----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------
                      Current                     Cumulative
                     Realized       Ending         Realized
Class    Cusip        Losses        Balance         Losses
------------------------------------------------------------
 A     126671PE0        0.00     133,521,382.97      0.00
AIO    126671PF7        0.00     165,721,382.97      0.00
AR     126671PL4        0.00               0.00      0.00

------------------------------------------------------------

M1     126671PG5        0.00       8,510,000.00      0.00
M2     126671PH3        0.00       8,050,000.00      0.00
B1     126671PJ9        0.00       6,900,000.00      0.00
B2     126671PK6        0.00       8,740,000.00      0.00

------------------------------------------------------------

Totals                  0.00     165,721,382.97      0.00

------------------------------------------------------------

For Class AIO the interest distribution of $809,906.23 includes the following amounts:
$.40 investment earnings for the fixed carryover reserve fund and $809,905.83 monthly interest distribution.


        THE                                                                                             Distribution Date: 3/25/04
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                                 Countrywide Home Loans
Associate: AnnMarie Cassano                             Asset-Backed Securities
           212-815-8318                                      Series 2002-1


                                                    Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                Original         Beginning         Scheduled                        Unscheduled          Net
                              Certificate       Certificate        Principal       Accretion         Principal        Principal
     Class       Cusip          Balance           Balance        Distribution      Principal        Adjustments     Distribution
----------------------------------------------------------------------------------------------------------------------------------

       A      126671PE0    427,800,000.00   149,064,272.39    15,542,889.42              0.00             0.00    15,542,889.42
     AIO      126671PF7    460,000,000.00   181,264,272.39             0.00              0.00             0.00             0.00
      AR      126671PL4            100.00             0.00             0.00              0.00             0.00             0.00

----------------------------------------------------------------------------------------------------------------------------------

      M1      126671PG5      8,510,000.00     8,510,000.00             0.00              0.00             0.00             0.00
      M2      126671PH3      8,050,000.00     8,050,000.00             0.00              0.00             0.00             0.00
      B1      126671PJ9      6,900,000.00     6,900,000.00             0.00              0.00             0.00             0.00
      B2      126671PK6      8,740,000.00     8,740,000.00             0.00              0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------

  Totals                   460,000,100.00   181,264,272.39    15,542,889.42              0.00             0.00    15,542,889.42
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                               Current          Ending             Ending
                               Realized       Certificate        Certificate
     Class       Cusip          Losses          Balance            Factor
-------------------------------------------------------------------------------

       A      126671PE0            0.00   133,521,382.97        0.31211169465
     AIO      126671PF7            0.00   165,721,382.97        0.36026387602
      AR      126671PL4            0.00             0.00        0.00000000000

-------------------------------------------------------------------------------

      M1      126671PG5            0.00     8,510,000.00        1.00000000000
      M2      126671PH3            0.00     8,050,000.00        1.00000000000
      B1      126671PJ9            0.00     6,900,000.00        1.00000000000
      B2      126671PK6            0.00     8,740,000.00        1.00000000000
-------------------------------------------------------------------------------

  Totals                           0.00   165,721,382.97
-------------------------------------------------------------------------------


        THE                                                                                             Distribution Date: 3/25/04
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                              Countrywide Home Loans
Associate: AnnMarie Cassano                          Asset-Backed Securities
           212-815-8318                                   Series 2002-1


                                                  Interest Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
                   Beginning            Pass            Accrued          Cumulative                                Total
                  Certificate         Through           Optimal            Unpaid               Deferred          Interest
  Class             Balance           Rate (%)          Interest          Interest              Interest             Due
-------------------------------------------------------------------------------------------------------------------------------

    A          149,064,272.39          1.370000        164,508.99               0.00               0.00       164,508.99
   AIO         181,264,272.39          5.361713        809,905.83          27,264.92               0.00       809,905.83
    AR                   0.00          1.370000              0.00               0.00               0.00             0.00

-------------------------------------------------------------------------------------------------------------------------------

    M1           8,510,000.00          1.770000         12,133.84               0.00               0.00        12,133.84
    M2           8,050,000.00          2.190000         14,201.54               0.00               0.00        14,201.54
    B1           6,900,000.00          2.740000         15,229.83               0.00               0.00        15,229.83
    B2           8,740,000.00          3.190000         22,459.37               0.00               0.00        22,459.37

-------------------------------------------------------------------------------------------------------------------------------

  Totals       181,264,272.39                        1,038,439.40          27,264.92               0.00     1,038,439.40
-------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------
                     Net            Unscheduled
                 Prepayment           Interest             Interest
  Class         Int Shortfall        Adjustment              Paid
----------------------------------------------------------------------

    A                0.00                0.00            164,508.99
   AIO               0.00                0.00            809,906.23
    AR               0.00                0.00                  0.00

----------------------------------------------------------------------

    M1               0.00                0.00             12,133.84
    M2               0.00                0.00             14,201.54
    B1               0.00                0.00             15,229.83
    B2               0.00                0.00             22,459.37

----------------------------------------------------------------------

  Totals             0.00                0.00          1,038,439.80
----------------------------------------------------------------------


        THE                                                                                            Distribution Date: 3/25/04
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1


                                                   Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning Cert.                                          Ending Cert.       Pass
                            Certificate          Notional         Principal         Interest            Notional       Through
 Class        Cusip           Balance            Balance         Distribution     Distribution          Balance        Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

      A     126671PE0     427,800,000.00      348.443834479      36.332139832      0.384546487       312.111694647        1.370000
    AIO     126671PF7     460,000,000.00      394.052766065       0.000000000      1.760665717       360.263876022        5.361713
     AR     126671PL4             100.00        0.000000000       0.000000000      0.000000000         0.000000000        1.370000

-----------------------------------------------------------------------------------------------------------------------------------

     M1     126671PG5       8,510,000.00    1,000.000000000       0.000000000      1.425833333     1,000.000000000        1.770000
     M2     126671PH3       8,050,000.00    1,000.000000000       0.000000000      1.764166667     1,000.000000000        2.190000
     B1     126671PJ9       6,900,000.00    1,000.000000000       0.000000000      2.207222222     1,000.000000000        2.740000
     B2     126671PK6       8,740,000.00    1,000.000000000       0.000000000      2.569722222     1,000.000000000        3.190000

-----------------------------------------------------------------------------------------------------------------------------------

 Totals                   460,000,100.00      394.052680402      33.788882698      2.257477335       360.263797704

-----------------------------------------------------------------------------------------------------------------------------------



        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1


Pool Level Data
Distribution Date                                                                                                       3/25/04
Cut-off Date                                                                                                            3/ 1/02
Determination Date                                                                                                      3/ 1/04
Accrual Period 30/360                                 Begin                                                             2/ 1/04
                                                      End                                                               3/ 1/04
Number of Days in 30/360 Accrual Period                                                                                      30

Accrual Period Actual Days                            Begin                                                             2/25/04
                                                      End                                                               3/25/04
Number of Days in Actual Accrual Period                                                                                      29


----------------------------------------------------------------------------
                        Collateral Information
----------------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                             460,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                181,264,272.39
Ending Aggregate Pool Stated Principal Balance                                                                   165,721,382.97

Beginning Prefunding Amount                                                                                                0.00
Ending Prefunding Amount                                                                                                   0.00

Beginning Aggregate Certificate Stated Principal Balance                                                         181,264,272.39
Ending Aggregate Certificate Stated Principal Balance                                                            165,721,382.97

Beginning Aggregate Loan Count                                                                                             1311
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              75
Ending Aggregate Loan Count                                                                                                1236

Beginning Weighted Average Loan Rate (WAC)                                                                            8.460091%
Ending Weighted Average Loan Rate (WAC)                                                                               8.476078%

Beginning Net Weighted Average Loan Rate                                                                              7.931216%
Ending Net Weighted Average Loan Rate                                                                                 7.945364%

Weighted Average Maturity (WAM) (Months)                                                                                    317

Servicer Advances                                                                                                    207,040.49

Aggregate Pool Prepayment                                                                                         15,384,279.60


        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1


------------------------------------------------------------------------------
                              Collateral Information
------------------------------------------------------------------------------

Group 1
-------
Pool Prepayment Rate                                                                                                 65.5366 CPR



Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                 16,805,846.05
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                   -------------
Total Deposits                                                                                                     16,805,846.05


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        64,918.33
Payment of Sub Servicer Fees                                                                                            3,002.24
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                159,598.90
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                  16,581,329.23
                                                                                                                   -------------
Total Withdrawals                                                                                                  16,808,848.69

Ending Balance                                                                                                        156,596.26


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              13,610.69
Compensation for Gross PPIS from Servicing Fees                                                                        13,610.69
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                       ---------


        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1


Total Net PPIS (Non-Supported PPIS)                                                                                          0.00



Master Servicing Fees Paid                                                                                              64,918.33
Sub Servicing Fees Paid                                                                                                  3,002.24
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                  159,598.90
Other Fees Paid                                                                                                              0.00
                                                                                                                       ----------
Total Fees                                                                                                             227,519.47


-----------------------------------------------------------------------------
                         Delinquency Information
-----------------------------------------------------------------------------
Group 1

Delinquency                                                   30-59 Days          60-89 Days           90+ Days            Totals
-----------                                                   ----------          ----------           --------            ------

Scheduled Principal Balance                                 6,546,413.97        1,044,480.50       1,744,904.26      9,335,798.73
Percentage of Total Pool Balance                               3.950253%           0.630263%          1.052914%         5.633430%
Number of Loans                                                       60                  14                 15                89
Percentage of Total Loans                                      4.854369%           1.132686%          1.213592%         7.200647%

Foreclosure

Scheduled Principal Balance                                    53,276.43        1,052,641.25       6,023,165.58      7,129,083.26
Percentage of Total Pool Balance                               0.032148%           0.635187%          3.634513%         4.301849%
Number of Loans                                                        1                   7                 46                54
Percentage of Total Loans                                      0.080906%           0.566343%          3.721683%         4.368932%

Bankruptcy

Scheduled Principal Balance                                   428,075.54          270,331.44       4,999,766.38      5,698,173.36
Percentage of Total Pool Balance                               0.258310%           0.163124%          3.016971%         3.438406%
Number of Loans                                                        2                   4                 37                43
Percentage of Total Loans                                      0.161812%           0.323625%          2.993528%         3.478964%


        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1



REO
---

Scheduled Principal Balance                                   0.00               0.00         1,608,909.04          1,608,909.04
Percentage of Total Pool Balance                         0.000000%          0.000000%            0.970852%             0.970852%
Number of Loans                                                  0                  0                   21                    21
Percentage of Total Loans                                0.000000%          0.000000%            1.699029%             1.699029%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00


------------------------------------------------------------------------------
                Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                                        Original               Current

Bankruptcy Loss                                                                                       0.00                  0.00
Bankruptcy Percentage                                                                            0.000000%             0.000000%
Credit/Fraud Loss                                                                                     0.00          4,600,001.00
Credit/Fraud Loss Percentage                                                                     0.000000%             2.775744%
Special Hazard Loss                                                                                   0.00                  0.00
Special Hazard Loss Percentage                                                                   0.000000%             0.000000%

Credit Support                                                                                    Original               Current

Class A                                                                                     427,800,100.00        133,521,382.97
Class A Percentage                                                                              93.000002%            80.569798%

Class M1                                                                                      8,510,000.00          8,510,000.00
Class M1 Percentage                                                                              1.850000%             5.135125%

Class M2                                                                                      8,050,000.00          8,050,000.00
Class M2 Percentage                                                                              1.750000%             4.857551%

Class B1                                                                                      6,900,000.00          6,900,000.00
Class B1 Percentage                                                                              1.500000%             4.163615%

Class B2                                                                                      8,740,000.00          8,740,000.00
Class B2 Percentage                                                                              1.900000%             5.273912%



        THE
      BANK OF
        NEW
       YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                               Countrywide Home Loans
Associate: AnnMarie Cassano                           Asset-Backed Securities
           212-815-8318                                    Series 2002-1




Credit Support                                                                           Original                        Current
--------------                                                                           --------                        -------


------------------------------------------------------------------------------
                         Seller Loss Coverage Obligation
------------------------------------------------------------------------------


Original Seller Loss Coverage Amount                                                                                8,740,001.90
Current Loss Amount                                                                                                   103,959.52
Cumulative Loss Amount                                                                                                729,712.52
Remaining Seller Loss Coverage Balance                                                                              8,010,289.38
